Exhibit 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement (No. 333-38371) on Form S-3 and registration statement (No. 333-58255) on Form S-8 of Metrika Systems Corporation of our report dated June 26, 1998, with respect to the consolidated balance sheet of Honeywell-Measurex Data Measurement Corporation, a wholly owned subsidiary of Honeywell-Measurex Corporation Inc. as of December 31, 1997, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the ten month period then ended, appearing in this Ammendment No. 1 on Form 8-K/A of Metrika Systems Corporation.



                                          Deloitte & Touche LLP


September 16, 1998 Washington, D.C.